UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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IntriCon Corporation
(Name of Registrant as Specified In Its Charter)

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INTRICON CORPORATION
1260 Red Fox Road
Arden Hills, Minnesota 55112

March 16, 2020

Dear Shareholder:

It is my great pleasure to invite you to attend the 2020 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, April 28, 2020 at 9:00 a.m., local time, at the Best Western Plus Hotel located at 1000 Gramsie Road, Shoreview, Minnesota 55126.

At this year’s Annual Meeting our shareholders will vote on the following:

●	the election of two directors to hold office for a term of three years (except as otherwise noted) and until their respective successor is duly elected and qualified;

●	an advisory vote on executive compensation, referred to as “say-on-pay;”

●	the ratification of the appointment of Deloitte & Touche LLP as IntriCon Corporation’s independent registered public accounting firm for fiscal year 2020.

We are furnishing our Proxy Statement and other proxy materials to our shareholders over the Internet. The proxy materials are available at https://materials.proxyvote.com/46121H.

The vote of every shareholder is important. Therefore, whether or not you expect to attend the meeting in person, I urge you to vote in one of the following ways: (i) over the Internet: log on to www.proxyvote.com and follow the web site instructions; once you have cast your vote, be sure to click on “Accept Vote”; (ii) by telephone: you may call toll-free in the U.S. or Canada, 1-800-690-6903 on a touch-tone telephone; or (iii) by proxy card: sign and date the accompanying proxy card and return it promptly in the envelope provided for that purpose. If you vote over the Internet or telephone, you do not need to return your proxy card.

We are closely monitoring developments related to COVID-19 and there is a possibility that we may need to reconsider the date, time, method and/or location of our annual meeting. If we determine it necessary to make such changes to our annual meeting logistics, we will announce the decision to do so in advance.

Thank you for your continued interest in IntriCon Corporation. I look forward to seeing you at the Annual Meeting.

Sincerely,

Mark S. Gorder
President and Chief Executive Officer

INTRICON CORPORATION
1260 Red Fox Road
Arden Hills, Minnesota 55112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 28, 2020

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of IntriCon Corporation (the “Corporation”) will be held on Tuesday, April 28, 2020 at 9:00 a.m., local time, at the Best Western Plus Hotel located at 1000 Gramsie Road, Shoreview, Minnesota 55126 for the following purposes:

(1)	to elect two directors to hold office for a term of three years (except as otherwise noted) and until their respective successor is duly elected and qualified;

(2)	to hold an advisory vote on executive compensation, referred to as “say-on-pay”;

(3)	to ratify the appointment of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for fiscal year 2020; and

(4)	to transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

The Board of Directors has fixed the close of business on February 24, 2020 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. If the Annual Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned Annual Meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any other matter set forth in this Notice of Annual Meeting.

All shareholders are cordially invited to attend the meeting, but whether or not you expect to attend the meeting in person, we urge you to vote promptly using one of the following methods to ensure your vote is counted:

●	over the Internet: log on to www.proxyvote.com and follow the web site instructions; once you have cast your vote, be sure to click on “Accept Vote”;

●	by telephone: you may call toll-free in the U.S. or Canada, 1-800-690-6903 on a touch-tone telephone;

●	by proxy card: sign and date the accompanying proxy card and return it promptly in the envelope provided for that purpose; or

●	in person: if you are a shareholder of record as of the close of business on the Record Date, you may vote in person at the Annual Meeting and revoke any previously granted proxy.

If you vote over the Internet or by telephone, you will need your control number (your control number can be found on the Notice of Internet Availability of Proxy Materials and your proxy card). The deadline to vote over the Internet or by telephone is Monday, April 27, 2020, 11:59 p.m., eastern daylight time. If you vote over the Internet or by telephone, you do not need to return your proxy card.

If your shares are held in “street name” (that is, if your stock is registered in the name of your broker, bank, or other nominee), please contact your broker, bank or nominee to determine whether you will be able to vote over the Internet or by telephone.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held on April 28, 2020

In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to our shareholders, we have elected to furnish these materials by providing access to these documents over the Internet. Accordingly, on or about March 16, 2020, we will send a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our shareholders of record and beneficial owners informing them of the availability of our proxy materials online. The Notice of Internet Availability provides you with instructions regarding how to (i) view our proxy materials for the Annual Meeting on the Internet; (ii) vote your shares after you have viewed our proxy materials; and (ii) request a printed copy of the proxy materials. All shareholders have the ability to access this Proxy Statement, the proxy card and our Annual Report on Form 10-K at the following website: https://materials.proxyvote.com/46121H.

We are closely monitoring developments related to COVID-19 and there is a possibility that we may need to reconsider the date, time, method and/or location of our annual meeting. If we determine it necessary to make such changes to our annual meeting logistics, we will announce the decision to do so in advance.

Meeting directions are available by calling our executive offices at (651) 636-9770.

By Order of the Board of Directors

Philip I. Smith
Chairman of the Board

March 16, 2020

Arden Hills, Minnesota

INTRICON CORPORATION
1260 Red Fox Road
Arden Hills, Minnesota 55112

PROXY STATEMENT

This proxy statement and the accompanying proxy are being furnished to shareholders of IntriCon Corporation (the “Corporation”) in conjunction with the solicitation of proxies by the Board of Directors of the Corporation for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 28, 2020 at the Best Western Plus Hotel located at 1000 Gramsie Road, Shoreview, Minnesota 55126, at 9:00 a.m., local time, and any adjournment or postponement of the Annual Meeting. This Proxy Statement and accompanying form of proxy are first being made available to shareholders on or about March 16, 2020.

The Board of Directors has fixed the close of business on February 24, 2020 as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting. As of February 24, 2020, there were 8,813,115 shares of common stock of the Corporation outstanding, each of which is entitled to one vote on all matters to be presented at the Annual Meeting.

Proxies in the form provided, if properly executed and received in time for voting, and not revoked, will be voted as directed on the proxies. If no directions to the contrary are indicated, the persons named in the proxy will vote all of your shares of common stock “for” the election of two nominees for director, “for” the approval of the compensation of our Named Executive Officers as described in this Proxy Statement and “for” the ratification of the appointment of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for fiscal year 2020. With respect to any other matter that properly comes before the meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment.

You may vote in one of the following ways:

●	over the Internet: log on to www.proxyvote.com and follow the web site instructions; once you have cast your vote, be sure to click on “Accept Vote;

●	by telephone: you may call toll-free in the U.S. or Canada, 1-800-690-6903 on a touch-tone telephone;

●	by proxy card: sign and date the accompanying proxy card and return it promptly in the envelope provided for that purpose; or

●	in person: if you are a shareholder of record as of the close of business on the Record Date, you may vote in person at the Annual Meeting and revoke any previously granted proxy.

If you vote over the Internet or by telephone, you will need your control number (your control number can be found on the Notice of Internet Availability of Proxy Materials and your proxy card). The deadline to vote over the Internet or by telephone is Monday, April 27, 2019, 11:59 p.m., eastern daylight time. If you vote over the Internet or by telephone, you do not need to return your proxy card.

Any shareholder who submits a proxy may revoke it at any time before the proxy is voted at the Annual Meeting by delivering a later dated proxy or by giving written notice to the Secretary of the Corporation or attending the Annual Meeting in person and so requesting. If you vote over the Internet or by telephone, you may change your vote by following the procedures used to submit your initial vote. The last vote received chronologically will supersede any prior votes. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. All shares of common stock present in person or represented by proxy (including “broker non-votes” described below) and entitled to vote at the Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the Annual Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned Annual Meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any other matter set forth in the Notice of Annual Meeting.

Each share of common stock is entitled to one vote on each matter that may be brought before the Annual Meeting. Voting results will be determined as follows:

●

Proposal 1: the election of the directors will be determined by a plurality vote and the two nominees receiving the highest number of “for” votes will be elected. See, however, “Majority Voting Policy” below.

●	Proposal 2: approval of the “say-on-pay” proposal will require the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting.

●

Proposal 3: the ratification of the appointment of the independent registered public accounting firm for fiscal year 2020 will require the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting.

Any other proposal will require the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting.

Under our bylaws, an abstention will have the same legal effect as an “against” vote and will be counted in determining whether the proposal has received the required shareholder vote; however, a broker non-vote will have no effect on whether the proposal has received the required shareholder vote.

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or other nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. Your broker, bank or other nominee does not have discretionary authority to vote on the election of directors or the “say-on-pay” proposal without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Your broker, bank or other nominee does have discretionary voting authority to vote your shares on the ratification of the independent registered public accounting firm, even if the broker, bank or other nominee does not receive voting instructions from you. In any event, it is particularly important that you instruct your broker as to how you wish to vote your shares.

The cost of this solicitation will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by officers, directors or employees of the Corporation, without additional compensation. Upon request, the Corporation will pay the reasonable expenses incurred by record holders of the Corporation’s shares of common stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy materials to the beneficial owners of the shares they hold of record.

Majority Voting Policy. In December 2019, the Board adopted a majority voting policy that is applicable in uncontested director elections. Under our policy, each nominee for director, as a condition to such nomination, must provide the Secretary of the Corporation, an advance, contingent irrevocable resignation that will be effective upon (i) the nominee receiving more “withhold authority” votes than “for” votes at the next annual meeting of shareholders at which they face election and (ii) Board acceptance of such resignation. Abstentions and broker nonvotes shall not be considered to be votes cast in such election and will have no effect on whether a nominee received the required voted. If a nominee fails to receive the required vote for election, that nominee will still be elected; however, the Nominating and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Any director whose resignation is under consideration shall abstain from participating in any decision regarding that resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. This policy does not apply in the case of a “contested election,” defined as an election of directors in which the number of nominees for director exceeds the number of directors to be elected at such meeting, as determined by the Secretary of the Corporation.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of six members divided into three classes.  Each director serves a three-year term.

The Board of Directors, based upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Robert N. Masucci and Philip I. Smith for election as directors at the Annual Meeting to serve until the 2023 annual meeting of shareholders and until their successors have been duly elected and qualified.  Messrs. Masucci and Smith are current directors of the Corporation and previously have been elected as a director by the Corporation’s shareholders.  The nominees have indicated their willingness to serve as directors; however, Mr. Masucci has indicated that he will retire at the 2021 annual meeting of shareholders and has provided to the Board a resignation to that effect.  The Board of Directors knows of no reason why the nominees would be unable to serve as directors.  If the nominees are unable to serve for any reason, then the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate, unless the Board of Directors reduces the number of directors on the Board. Proxies solicited by the Board will, unless otherwise directed, be voted to elect Messrs. Masucci and Smith to the Board.  Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

The Board of Directors recommends that the shareholders vote “FOR” the election of Robert N. Masucci and Philip I. Smith as directors.

The Board of Directors seeks to ensure that it is composed of members of high character and integrity and whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively.  As discussed below under “Director Nomination Process,” director candidates are nominated by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee for election at the annual shareholders’ meeting each year.  In considering whether to recommend a director candidate, the Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole taking into account relevant factors including, among other things:

●	whether the director candidate has significant leadership experience and outstanding achievement in such director candidate’s career field;

●	whether the director candidate has relevant expertise or experience and would be able to offer advice and guidance to management based on that expertise or experience;

●	whether the director candidate has the financial expertise or other professional, educational or business experience relevant to understanding to the Corporation’s business;

●	whether the director candidate has sufficient time available to devote to the Corporation;

●	whether the director candidate has the ability to make independent, analytical inquiries and challenge management;

●	whether the director candidate will be committed to represent and advance the long-term interests of the Corporation’s shareholders; and

●	whether the director candidate meets the independence requirements of Nasdaq.

The Nominating and Corporate Governance Committee does not have a formal policy regarding director diversity.  The Nominating and Corporate Governance Committee believes that the directors should encompass a range of experience, viewpoints, qualifications, attributes and skills in order to provide sound and prudent guidance on the Corporation’s operations. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criteria is necessarily applicable to all prospective nominees.

Included in the director nominee’s or current director’s biography are the particular experiences, qualifications, attributes or skills that led the Board to the conclusion that each director nominee or director should serve as a director of the Corporation.  Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience.  We believe all of our directors have integrity and honesty and adhere to high ethical standards.  They have each demonstrated business acumen and an ability to exercise sound judgment, as well as commitment of service to the Corporation and the Board.

The following table sets forth certain information concerning the nominee and the persons whose terms as directors will continue after the Annual Meeting.

Nominees for Election

Name, Age (as of February 24, 2020) and Occupation	Term Expires

Robert N. Masucci (82) became a director in February 2002.  Mr. Masucci has served as the Chairman of the Board of Montgomery Capital Advisors, Inc., a consulting company, from 1990 to 2018 and Chairman of the Board of Barclay Brand Corporation, a distribution company, since 1996.  Prior to 1990, Mr. Masucci was President and Chief Executive Officer of Drexel Industries, Inc., a forklift manufacturer.  Messrs. Masucci and Giordano are first cousins.

As a former chief executive officer of a publicly traded manufacturing company, Mr. Masucci provides IntriCon with guidance on business operations, strategic planning and accounting and financial matters.  Mr. Masucci also has mergers and acquisitions experience.

2020

Philip I. Smith (52) became a director in April 2016.  Mr. Smith has served as a managing director at the investment banking firm, Duff & Phelps beginning in March 2017, where he focuses on the healthcare industry.  Prior to that, Mr. Smith was a managing director with the investment banking firm, BMO Capital Markets (formerly Greene Holcomb Fisher). Prior to joining Greene Holcomb Fisher in 2011, Mr. Smith was President and Chief Executive Officer of Angeion Corporation, now MGC Diagnostics, a global medical technology company. Earlier experiences include being CEO of DGIMED Ortho, Executive Vice President of Business Development at Vital Images, and a healthcare investment banker at Piper Jaffray.

Mr. Smith provides IntriCon more than 20 years of experience in healthcare, including roles in mergers and acquisitions, finance and executive management.

2020

Continuing Directors

Name, Age (as of February 24, 2020) and Occupation	Term Expires

Nicholas A. Giordano (77) became a director in December 2000.  Mr. Giordano has been a business consultant and investor since 1997.  Mr. Giordano was Interim President of LaSalle University from July 1998 to June 1999.  From 1981 to 1997, Mr. Giordano was President and Chief Executive Officer of the Philadelphia Stock Exchange.  Mr. Giordano serves as a trustee of Wilmington Funds, a mutual fund, and as a director of Independence Blue Cross of Philadelphia, a health insurance company, and The RBB Fund, Inc., a mutual fund.  Mr. Giordano also served as a trustee of the Kalmar Pooled Investment Trust, mutual fund, from 2000 to 2017, and as a director of Commerce Bancorp, Inc. in 2007-2008.

Mr. Giordano’s financial and investment background provides the Corporation with perspective and guidance on accounting and financial matters.  His service as an outside director of other companies (including public companies) provides valuable insight on corporate governance and business matters.  He is the Board’s audit committee financial expert.

2021

Mark S. Gorder (73) became a director in January 1996.  Mr. Gorder has served as the President and Chief Executive Officer of the Corporation since April 2001; President and Chief Operating Officer of the Corporation from December 2000 to April 2001; and Vice President of the Corporation from 1996 to December 2000.  Mr. Gorder has been President and Chief Executive Officer of IntriCon, Inc., a subsidiary of the Corporation, since 1983.

Mr. Gorder’s day to day leadership of the Corporation, as Chief Executive Officer, provides him with intimate knowledge of the Corporation’s operations and the markets in which the Corporation operates.  Also, as co-founder of the Corporation’s subsidiary, IntriCon, Inc. he provides strategic guidance.  The Board believes that Mr. Gorder provides unique insights into the Corporation’s challenges, opportunities and operations.

2022

Raymond O. Huggenberger (61) has served as a member of our board of directors since May 2019.  Mr. Huggenberger currently serves on the boards of publicly-traded medical device companies Inogen Inc. (since 2008) and Tactile Systems Technology Inc. (since 2017), as well as privately held medical device companies Sommetrics, Inc., Clarify Medical Inc. and Ebb Therapeutics, and Wellfount Corporation, a privately held pharmacy services company.  Mr. Huggenberger previously served on the board of IYIA Technologies, a healthcare company.  Mr. Huggenberger served as Inogen’s Chief Executive Officer from 2008 to February 2017 and also served as Inogen’s President from 2008 until January 2016. Prior to joining Inogen, Mr. Huggenberger held various management positions with Sunrise Medical Inc., a global manufacturer and distributor of durable medical equipment, culminating as its President and Chief Operating Officer.

Mr. Huggenberger brings to the Company more than two decades of executive experience, primarily in the medical device sector, as well as service on other public and private boards.

2021

Continuing Directors

Name, Age (as of February 24, 2020) and Occupation	Term Expires

Heather D. Rider (60) Ms. Rider was appointed to the Board effective March 20, 2020.  Ms. Rider currently serves on the board of publicly-traded medical device company Inogen Inc. (since 2014).  From 2012 to 2013, Ms. Rider served as Vice President, Global Human Resources of Cymer, Inc., a publicly-traded supplier of light sources for semiconductor manufacturing that was acquired by ASML Holding NV in 2013.  From October 2010 to September 2012, Ms. Rider served as Senior Vice President, Global Human Resources of Alphatec Holdings, Inc., a publicly-traded medical device company focused on surgical treatment of spine disorders, and from 2006 to 2010, she served as Vice President, Human Resources of Intuitive Surgical, Inc., a publicly-traded manufacturer of robotic surgical systems.  From 2001 to 2005, Ms. Rider served as Senior Vice President of Global Human Resources of Sunrise Medical, Inc., a global manufacturer and distributor of durable medical equipment.  From 1998 to 2001, Ms. Rider served as Vice President of Human Resources of Biosense Webster, a member of the Johnson & Johnson family of companies, and a medical device manufacturer.  Prior to 1998, Ms. Rider served as Head of Human Resources for City of Hope, a leading research and treatment center for cancer, diabetes and other life-threatening diseases, CAP/MPT, a medical malpractice provider for physicians in California and medical malpractice insurance for large physician groups and hospitals, and Environmental Diagnostics International, a bio-diagnostics company with focus on the detection of environmental compounds and diseases using monoclonal antibody technology.

Ms. Rider provides IntriCon extensive executive-level experience with healthcare and life science companies, including in the area of human resources.

2022

Independence of the Board of Directors

Under our corporate governance guidelines, the Board, with the assistance of legal counsel and the Nominating and Corporate Governance Committee, uses the current standards for “independence” established by the Nasdaq Stock Market, referred to in the remainder of this proxy statement as “Nasdaq,” to determine director independence.  The Board of Directors has determined that the following directors, constituting a majority of the members of the Board, are independent as defined in the corporate governance rules of Nasdaq:  Messrs. Giordano, Masucci, Huggenberger and Smith.

The independence standards of Nasdaq are composed of objective standards and subjective standards. Under the objective standards, a director will not be deemed independent if he directly or indirectly receives payments for services (other than as a director) in excess of certain thresholds or if certain described relationships exist. Under the subjective independence standard, a director will not be deemed independent if he has a material relationship with the Corporation that, in the view of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under the Nasdaq rules, an independent director must satisfy both the objective and the subjective standards.

Board Leadership Structure and Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Corporation and the day to day leadership and performance of the Corporation, while the Chairman of the Board provides guidance and sets the agenda for Board meetings and presides over meetings of the full Board.  The Board believes that this structure ensures a greater role for the independent directors in the oversight of the Corporation and active participation of the independent directors in setting agendas and establishing priorities and procedures that work for the Board.  The Chairman of the Board also acts as a key liaison between the Board and management.

The Board of Directors as a whole is responsible for consideration and oversight of risks facing the Corporation, and is responsible for ensuring that material risks are identified and managed appropriately.  Certain risks are overseen by committees of the Board of Directors and these committees make reports to the full Board of Directors, including reports on noteworthy risk-management issues.  Financial risks are overseen by the Audit Committee which meets with management to review the Corporation’s major financial risk exposure and the steps management has taken to monitor and control such exposures.  Compensation risks are overseen by the Compensation Committee.  Members of the Corporation’s senior management team periodically report to the full Board about their areas of responsibility and a component of these reports is risk within the area of responsibility and the steps management has taken to monitor and control such exposures.  Additional review or reporting on risks is conducted as needed or as requested by the Board or committee.

Communication with the Board

Shareholders may communicate with the Board of Directors, including any individual director, by sending a letter to the Board of Directors, c/o Corporate Secretary, IntriCon Corporation, 1260 Red Fox Road, Arden Hills, Minnesota 55112.  The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.  If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

Meetings of the Board and Committees

The Corporation’s Board of Directors held eight meetings in 2019.  During 2019, all directors of the Corporation attended at least 75% of the total number of meetings of the Board of Directors of the Corporation and all committees of which they were members.

Attendance at Annual Meeting of Shareholders

The Board of Directors has adopted a policy that all of the directors should attend the annual meeting of shareholders, absent exceptional cause.  All of the then incumbent directors attended the 2019 annual meeting of shareholders.

Code of Ethics

The Corporation has adopted a code of ethics that applies to its directors, officers and employees, including its chief executive officer, chief financial officer, controller and persons performing similar functions. Copies of the Corporation’s code of ethics are available without charge upon written request directed to Cari Sather, Director of Human Resources, IntriCon Corporation, 1260 Red Fox Road, Arden Hills, MN 55112.  A copy of the code of ethics is also available on the Corporation’s website: www.intricon.com.  The Corporation intends to satisfy the disclosure requirement under Item 5.05 of SEC Form 8-K regarding any future amendments to a provision of its code of ethics by posting such information on the Corporation’s website: www.intricon.com.

Director Compensation for 2019

In 2019, each non-employee director received a base annual retainer of $50,000.  For their services in such capacities, the Chairman of the Board receives an additional annual retainer of $25,000, the Chairman of the Audit Committee receives an additional annual retainer of $10,000 and the Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee receives an additional annual retainer of $5,000.  All retainers are paid in quarterly installments.  Each non-employee director also receives $1,500 for each Board and committee meeting attended in person and $500 for each telephonic Board and committee meeting attended; however, no fee is payable for telephonic board and committee meetings that last less than 30 minutes.

Directors are eligible to receive awards under the 2015 Equity Incentive Plan.  The Nominating and Corporate Committee recommended, and the Compensation Committee approved, the automatic grant of restricted stock units (“RSUs”) to non-employee directors who are re-elected or continue as a non-employee director at each annual meeting of shareholders as follows: the Chairman of the Board is granted a number of RSUs equal to $72,000 divided by the closing price of the common stock on the date of the annual meeting and each other non-employee director is granted a number of RSUs equal to $60,000 divided by the closing price of the common stock on the date of the annual meeting.    Accordingly, following the 2019 annual meeting, Mr. Smith, in his capacity as Chairman of the Board, was granted 3,130 RSUs, while each of Messrs. Giordano, Masucci and Smith was granted 2,609 RSUs based on the last sale price of the common stock on the date of the 2019 annual meeting of $23.00 per share.  Mr. Huggenberger, who was appointed as a director immediately following the 2019 annual meeting, was also granted 2,609 RSUs .  The RSUs vest in three equal annual installments beginning one year after the date of grant, except that they will become immediately exercisable upon a “change in control” or the death, disability or retirement of the recipient, as provided in the 2015 Equity Incentive Plan.  Further, Mr. McKenna, in consideration of his more than 20 years of service to the Corporation, was granted 3,130 shares of common stock on the date of the 2019 annual meeting.

Following the 2020 Annual Meeting, Mr. Smith will receive a grant of RSU’s equal to $72,000 divided by the closing price of the common stock on the date of the 2020 Annual Meeting  and each of Ms. Rider and Messrs. Giordano, Huggenberger and Masucci will receive a grant of RSUs equal to $60,000 divided by the closing price of the common stock on the date of the 2020 Annual Meeting.

The following table sets forth information concerning the compensation earned during the year ended December 31, 2019 by each of our directors that was not also an employee.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Nicholas A. Giordano	86,000	60,000	—	—	146,000

Robert N. Masucci	81,000	60,000	—	—	141,000

Michael J. McKenna (3)	51,500	72,000	—	—	123,500

Raymond O. Huggenberger	48,667	60,000	—	—	108,667

Philip I. Smith	94,334	72,000	—	—	166,334

(1)

The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of RSU awards (stock awards in the case of Mr. McKenna) granted during 2019, computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“FASB Codification Topic 718”). We calculated the estimated fair value of RSU awards using the closing price per share of our common stock on the grant date. For a discussion of valuation assumptions, see Note 18 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2019.  As of December 31, 2019, the number of unvested RSU awards held by our non-employee directors was: Mr. Giordano – 4,311; Mr. Huggenberger – 2,609; Mr. Masucci – 4,311; Mr. Mckenna – 0; and Mr. Smith– 4,832.

(2)

We did not grant any stock option awards to our non-employee directors in 2019.   As of December 31, 2019, the number of stock option awards held by our non-employee directors was: Mr. Giordano – 30,942; Mr. Huggenberger – 0; Mr. Masucci – 16,013; Mr. McKenna – 40,361; and Mr. Smith – 10,000.

(3)	Mr. McKenna retired as a director in May 2019

Director Share Ownership Requirements

In April 2006, the Nominating and Corporate Governance Committee adopted a policy that all directors must purchase and own shares of common stock with a purchase price equal to at least one-year’s annual director fees.  Under this policy, Mr. Smith, who became a director in April 2016, Mr. Huggenberger, who became a director in May 2019, and Ms. Rider, who became a director in March 2020, has a period of five years from their initial appointment or election to comply.  All other directors are in compliance with this policy.

Anti-Hedging Policy

The Corporation’s Insider Trading Policy prohibits our directors and executive officers from engaging in the following transactions in our common stock, unless advance approval is obtained from the Chief Financial Officer:

●	Hedging. Directors and executive officers may not enter into hedging or monetization transactions or similar arrangements with respect to our common stock;

●	Trading on margin or pledging. Directors and executive officers may not hold our common stock in a margin account or pledge our common stock as collateral for a loan;

●	Options trading. Directors and executive officers may not buy or sell puts or calls or other derivative securities on our common stock;

●	Short sales. Directors and executive officers may not sell our common stock short; and

●

Short-term trading. Directors and executive officers who purchase our common stock may not sell any common stock for at least six months after the purchase, except for certain exempt purchases such as option exercises.

These restrictions apply to a director’s or executive officer’s spouse, other persons living in such person’s household and minor children and entities over which such person exercises control.  In the discretion of the Chief Financial Officer, other employees of the Corporation may be required to comply with the foregoing restrictions.

Currently, each of our directors and executive officers is in compliance with this policy.

Committees of the Board

The Board of Directors of the Corporation has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee.  The Board of Directors of the Corporation has appointed a standing Audit Committee, currently consisting of Messrs. Giordano (Chairman), Masucci, Huggenberger and Smith.  The Board of Directors has determined that each member of the Audit Committee is independent, as defined in applicable Nasdaq corporate governance rules and SEC regulations.  In addition, the Board of Directors has determined that Mr. Giordano qualifies as an audit committee financial expert, as defined in applicable SEC rules.  The Audit Committee held seven meetings in 2019.

The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.intricon.com. The principal duties of the Audit Committee are to monitor the integrity of the financial statements of the Corporation, the compliance by the Corporation with legal and regulatory requirements and the independence and performance of the Corporation’s independent auditors.  The Audit Committee also approves all related party transactions and establishes procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.  In addition, the Committee selects the firm to be engaged as the Corporation’s independent public accountants and approves the engagement of the independent public accountants for all non-audit activities permitted under the Sarbanes-Oxley Act of 2002.  The report of the Audit Committee appears on page 36.

Compensation Committee.  The Board of Directors of the Corporation has appointed a standing Compensation Committee, currently consisting of Messrs. Masucci (Chairman), Giordano, Huggenberger and Smith.  Ms. Rider will become Chair of this Committee effective on March 20, 2020.  The Board of Directors has determined that each member of the Compensation Committee is independent, as defined in applicable Nasdaq corporate governance rules.  The Compensation Committee reviews and makes recommendations to the Board of Directors concerning officer compensation and officer and employee bonus programs and administers the Corporation’s equity plans.  The Compensation Committee met four times in 2019.

The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.intricon.com. The principal duties of the Compensation Committee are to formulate, evaluate and approve the compensation of the Corporation’s executive officers, oversee all compensation programs involving the issuance of the Corporation’s stock and other equity securities of the Corporation, and, if required, review and discuss with the Corporation’s management the Compensation Discussion and Analysis and preparing the Committee’s report thereon for inclusion in the Corporation’s annual proxy statement in accordance with applicable rules and regulations.

A discussion of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation is included in “Executive Compensation — Processes and Procedures for the Determination of Executive Officer and Director Compensation.”

Nominating and Corporate Governance Committee.  The Board of Directors of the Corporation has appointed a standing Nominating and Corporate Governance Committee, currently consisting of Messrs. Huggenberger (Chairman), Giordano, Masucci and Smith.  Ms. Rider will become a member of this Committee effective on March 20, 2020.    The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as defined in applicable Nasdaq corporate governance rules. The Nominating and Corporate Governance Committee met five times in 2019.

The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.intricon.com. The principal duties of the Nominating and Corporate Governance Committee are to identify individuals qualified to become members of the Board consistent with the criteria approved by the Committee, consider nominees made by shareholders in accordance with the Corporation’s bylaws, select, or recommend to the Board, the director nominees for each annual shareholders meeting, recommend to the Board the directors to be appointed to each Committee of the Board, recommend to the Board whether to increase or decrease the size of the Board, develop and recommend to the Board corporate governance principles and oversee the evaluations of the Board and senior management.  This Committee also determines the compensation payable to directors and members of committees of the Board.

Director Nomination Process

Consideration of Director Candidates Recommended by Shareholders.  The Nominating and Corporate Governance Committee will consider properly submitted shareholder recommendations for director candidates.  A shareholder who wishes to recommend a prospective director nominee should send a signed and dated letter to the Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, IntriCon Corporation, 1260 Red Fox Road, Arden Hills, Minnesota 55112 with the following information:

●	the name and address of the shareholder making the recommendation and of each recommended nominee;

●

a representation that the shareholder is a holder of record, and/or a beneficial owner, of voting stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to vote for the person(s) recommended if nominated;

●

a description of all arrangements and understandings between the shareholder and each recommended nominee and any other person(s), naming such person(s), pursuant to which the recommendation was submitted by the shareholder;

●

such other information regarding each recommended nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Nominating and Corporate Governance Committee, including the principal occupation of each recommended nominee; and

●	the consent of each recommended nominee to serve as a director if so nominated and elected.

The deadline for submitting the letter recommending a prospective director nominee for the 2021 annual meeting of shareholders is November 16, 2020.  All late or non-conforming recommendations will be rejected.

In addition, under the Corporation’s bylaws, shareholders are permitted to nominate directors to be elected at a meeting of shareholders by providing notice and the other required information specified in the bylaws.  Although shareholders may nominate directors, such nominees will not appear in the Corporation’s proxy statement or in the proxy solicited by the Board of Directors.   The deadline for nominating a director for election at the 2021 annual meeting of shareholders and providing the required information is November 16, 2020.  The Corporation’s amended and restated bylaws are available, at no cost, at the SEC’s website, www.sec.gov, as Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed October 12, 2007 or upon the shareholder’s written request directed to the Corporate Secretary at the address given above.

Director Qualifications.  The Nominating and Corporate Governance Committee has the sole authority to select, or to recommend to the Board of Directors, the Board of Director nominees to be considered for election as a director.  The Nominating and Corporate Governance Committee does not have any specific minimum qualifications that must be met by a nominee other than nominees for director must be at least 21 years old.  Nominees for director will be selected on the basis of outstanding achievement in their careers; broad experience; education; independence under applicable Nasdaq and SEC rules; financial expertise; integrity; financial integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board and committee duties.  The proposed nominee should have sufficient time to devote their energy and attention to the diligent performance of the director’s duties, including attendance at Board and committee meetings and review of the Corporation’s financial statements and reports, SEC filings and other materials.  Finally, the proposed nominee should be free of conflicts of interest that could prevent such nominee from acting in the best interest of shareholders.

Additional special criteria apply to directors being considered to serve on a particular committee of the Board.  For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand the Corporation’s financial statements.

Identifying and Evaluating Nominees for Director.  The Nominating and Corporate Governance Committee assesses the appropriate size of the Board in accordance with the limits fixed by the Corporation’s charter and bylaws, whether any vacancies on the Board are expected and what incumbent directors will stand for re-election at the next meeting of shareholders.  If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers candidates for director suggested by members of the Nominating and Corporate Governance Committee and other Board members as well as management, shareholders and other parties.  The Nominating and Corporate Governance Committee also has the sole authority to retain a search firm to identify and evaluate director candidates.  Except for incumbent directors standing for re-election as described below, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director, based on whether the nominee is recommended by a shareholder or any other party.

In the case of an incumbent director whose term of office expires, the Nominating and Corporate Governance Committee reviews such director’s service to the Corporation during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director’s independence, as well as any special qualifications required for membership on any committees on which such director serves.  When a member of the Nominating and Corporate Governance Committee is an incumbent director eligible to stand for re-election, such director will not participate in that portion of the Nominating and Corporate Governance Committee meeting at which such director’s potential nomination for election as a director is discussed by the Nominating and Corporate Governance Committee.

In the case of a new director candidate, the Nominating and Corporate Governance Committee will evaluate whether the nominee is independent, as independence is defined under applicable Nasdaq corporate governance rules, and whether the nominee meets the qualifications for director outlined above as well as any special qualifications applicable to membership on any committee on which the nominee may be appointed to serve if elected.  In connection with such evaluation, the Nominating and Corporate Governance Committee determines whether the committee should interview the nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee interviews the nominee in person or by telephone.

Upon completing the evaluation, and the interview in case of a new candidate, the Nominating and Corporate Governance Committee makes a decision as to whether to nominate the director candidate for election at the shareholders meeting.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

The following table sets forth certain information as of February 24, 2020, concerning beneficial ownership of the shares of common stock by (i) persons or groups of persons shown by SEC records to own beneficially more than 5% of the shares of common stock, (ii) directors and nominees, (iii) the executive officers named in the Summary Compensation Table, referred to as the Named Executive Officers and (iv) all directors, nominees and executive officers as a group:

Name	Number of Shares Beneficially Owned(1) (2)	Percent of Class

BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	601,851	6.8%

Dimensional Fund Advisors LP (4) Building One 6300 Bee Cave Road Austin, TX 78746	446,266	5.1%

Gabelli Funds, LLC (5) GAMCO Asset Management Inc. Teton Advisors, Inc. Gabelli Foundation, Inc, GGCP, Inc. GAMCO Investors, Inc. Associated Capital Group, Inc. Mario J. Gabelli One Corporate Center Rye, NY 10580-1435	746,818	8.5%

Royce & Associates, LP(6) 745 Fifth Avenue New York, NY 10151	616,884	7.0%

Mark S. Gorder (7) Director, President and Chief Executive Officer	424,440	4.7%

Raymond O. Huggenberger Director	0	0.0%

Nicholas A. Giordano Director	104,957	1.2%

Robert N. Masucci Director	84,725	1.0%

Heather D. Rider Director (effective March 20, 2020)	0	0.0%

Philip I. Smith Chairman of the Board of Directors	7,518	0.1%

Michael P. Geraci Senior Vice President, Sales and Marketing	96,350	1.1%

Dennis L. Gonsior Senior Vice President, Global Operations	112,777	1.3%

Name	Number of Shares Beneficially Owned(1) (2)	Percent of Class
Scott Longval Executive Vice President, Chief Operating Officer and Chief Financial Officer	95,991	1.1%

All Directors and Executive Officers as a Group (9 persons)	926,758	10.1%

(1)

Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares.  The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission.  The information does not necessarily indicate beneficial ownership for any other purpose.  The same shares of common stock may be beneficially owned by more than one person.  Beneficial ownership, as set forth in the regulations of the Securities and Exchange Commission, includes securities as to which the person has or shares voting or investment power.  Shares of common stock issuable upon the exercise or conversion of securities currently exercisable or convertible or exercisable or convertible within 60 days of February 24, 2020 are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person.  Beneficial ownership may be disclaimed as to certain of the securities.

(2)

In the case of the Corporation’s directors, nominees and executive officers, includes the following shares which such person has the right to acquire within 60 days of February 24, 2020 through the exercise of stock options:

Name	Number of Shares Subject to Options
Mark S. Gorder	158,000
Nicholas A. Giordano	27,609
Raymond O. Huggenberger	0
Robert N. Masucci	12,680
Philip I. Smith	6,667
Heather D. Rider	0
Michael P. Geraci	60,000
Dennis L. Gonsior	59,000
Scott Longval	59,000
All Directors and Executive Officers as a Group	382,956

(3)	Based upon a Schedule 13G/A filed with the SEC on February 5, 2020.

(4)	Based upon a Schedule 13G filed with the SEC on February 12, 2020.

(5)	Based upon a Schedule 13D/A filed with the SEC on February 25, 2020.

(6)	Based upon a Schedule 13G filed with the SEC on January 23, 2020.

(7)

Includes 5,000 shares of common stock owned by his spouse, as to all of which shares Mr. Gorder disclaims beneficial ownership.  Mr. Gorder’s business address is 1260 Red Fox Road, Arden Hills, MN 55112.1260 Red Fox Road, Arden Hills, MN 55112.

EXECUTIVE COMPENSATION

Background

The Compensation Committee of our Board of Directors administers our compensation program for executive officers.  The objectives of our compensation program are to attract and retain talented and dedicated executive officers and to align a significant portion of their compensation with our business objectives and performance and the interests of our shareholders.

Elements of Executive Compensation

Our compensation program for executive officers consists of the following elements:

Base Salary.  Base salary is designed to reward the performance of our executive officers in their daily fulfillment of their responsibilities to us.  The Compensation Committee determines the base salary of each of our executive officers by evaluating their scope of responsibilities and experience, years of service with us, our performance and the performance of each of the executive officers during the past year, the executive’s future potential and competitive salary practices.  We believe that our base salaries are competitive with other companies of our size.

Annual Cash Incentive Compensation.

The Compensation Committee’s philosophy is that a significant portion of the total potential compensation of our executive officers should depend upon the degree of our financial and strategic success in a particular year.

In March 2012, the Compensation Committee adopted the Annual Incentive Plan for Executives and Key Employees.  For more information, see “Annual Incentive Plan.”

Long-Term Incentive Compensation in the Form of Stock Awards.   In 2015, our Board of Directors and shareholders approved the 2015 Equity Incentive Plan, which replaced the 2006 Equity Incentive Plan.  The 2015 Equity Incentive Plan is designed to:

●	promote the long-term retention of our employees, directors and other persons who are in a position to make significant contributions to our success;

●	further reward these employees, directors and other persons for their contributions to our growth and expansion;

●	provide additional incentive to these employees, directors and other persons to continue to make similar contributions in the future; and

●	further align the interests of these employees, directors and other persons with those of our shareholders.

To achieve these purposes, the 2015 Equity Incentive Plan permits the Compensation Committee to make awards of stock options, stock appreciation rights, restricted stock or unrestricted stock, deferred stock, restricted stock units or performance awards for our shares of common stock.  For more information concerning the 2015 Equity Incentive Plan, see “Equity Plans - 2015 Equity Incentive Plan” below.

Stock awards are granted based on various factors, including the executive’s ability to contribute to our long-term growth and profitability.

Employee Stock Purchase Plan.  All of our fulltime employees, including our executive officers (other than Mr. Gorder), are entitled to participate in our Employee Stock Purchase Plan.  Under this Plan, employees may purchase our shares of common stock at a discount of up to 10% through payroll deductions.

Non-Employee Director and Executive Officer Stock Purchase Program.  Under the Non-Employee Director and Executive Officer Stock Purchase Program, directors and executive officers may purchase shares of common stock directly from the Corporation at the last reported sale price on the date that the election to purchase is made.  During 2019, no shares of common stock were purchased under this program.

Other Benefits.  All of our fulltime employees, including our executive officers, are entitled to participate in our health insurance, life insurance and 401(k) plans.  We also maintain a disability insurance policy on behalf of certain of the members of our senior management, including our executive officers, that is in addition to the disability benefits that we maintain for our salaried employees.

Additional Benefits Payable to the Chief Executive Officer.  Mr. Gorder, our Chief Executive Officer, receives additional benefits under our employment agreement with him.  Under the employment agreement, we are required to reimburse Mr. Gorder for his country club membership fees.  We are also required to provide Mr. Gorder with an automobile for use in connection with the performance of his duties under the employment agreement and reimburse him for all expenses reasonably incurred by him for the maintenance and operation, including fuel, of the automobile.

Processes and Procedures for the Determination of Executive Officer and Director Compensation

Scope of Authority of the Compensation Committee.  The scope of the Compensation Committee’s authority and responsibilities is set forth in its charter, a copy of which is available on our website at www.intricon.com.  The Compensation Committee’s authority includes the authority to determine the following with respect to our executive officers: (i) the annual base salary level, (ii) the annual incentive opportunity level, (iii) the long-term incentive opportunity level, (iv) employment agreements, severance agreements, change in control agreements/provisions and other compensatory arrangements, in each case as, when and if appropriate, and (v) any special or supplemental benefits, in each case subject to the terms of any existing applicable employment agreement terms.

Delegation of Authority.  As provided under the Compensation Committee’s charter, the Compensation Committee may delegate its authority to special subcommittees of the Compensation Committee as the Compensation Committee deems appropriate, consistent with applicable law and Nasdaq listing standards.  Additionally, the 2015 Equity Incentive Plan permits the Compensation Committee, subject to criteria, limitations and instructions as the Compensation Committee determines, to delegate to an appropriate officer of the Corporation the authority to determine the individual participants under that Plan and amount and nature of the award to be issued to such participants; provided, that no awards may be made pursuant to such delegation to a participant who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. To date, the Compensation Committee has not delegated its responsibilities other than, from time to time, delegating to the Chief Executive Officer and Chief Financial Officer the authority to grant a limited number of stock awards under the 2015 Equity Incentive Plan to non-executive employees.

Role of Management in Determining or Recommending Executive Compensation.  Traditionally, the Compensation Committee reviews our executive compensation program in December through February of each year, although decisions in connection with new hires and promotions are made on an as-needed basis.  Mr. Gorder, our President and Chief Executive Officer, makes recommendations concerning the amount of compensation to be awarded to our executive officers, including himself, but does not participate in the Compensation Committee’s deliberations or decisions.  The Compensation Committee reviews the recommendations together with a “tally sheet” showing all items of executive compensation.  After a presentation by Mr. Gorder, the Committee meets in executive session to discuss and consider the recommendations and makes a final determination.

Role of Compensation Consultants in Determining or Recommending Executive Compensation.  Under its charter, the Compensation Committee has authority to retain, at the Corporation’s expense, such counsel, consultants, experts and other professionals as it deems necessary.   In 2015, the Corporation engaged Verisight Compensation Consulting Group to conduct an assessment of whether the compensation of our executive officers was competitive based on published survey date and a peer group analysis.  Generally, the Verisight analysis showed that the compensation of our executive officers was less than competitive when compared to published survey data and peer groups.

Director Compensation.  The Nominating and Corporate Governance committee determines the compensation payable to directors and members of committees of the Board, including the Chairman of the Board and the Chairman of each committee, other than directors who are our salaried employees.

Say-on-Pay Vote

At the 2019 annual meeting, we held a shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote.  Our shareholders approved the compensation of our named executive officers at the 2019 annual meeting, with an overwhelming majority of the votes cast voting in favor of our say-on-pay resolution.  As we evaluated our compensation practices for 2020 we were aware of the strong support our shareholders expressed for our compensation philosophy.   As a result, following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our general approach to executive compensation.  We believe our executive compensation program for 2020 advances our goals of attracting and retaining talented and dedicated executive officers and aligning a significant portion of their compensation with our business objectives and performance and the interests of our shareholders.

Determination of Executive Compensation

Base Salary.  Typically, the Compensation Committee reviews and adjusts base salaries on an annual basis.

In February 2020, the Compensation Committee determined to maintain the 2020 base salary of each of our Named Executive Officers at the same level as 2019.

The following table shows the base salaries of our current executive officers as in effect at January 1, 2020:

Name and Principal Position	2019 Annual Base Salary
Mark S. Gorder President and Chief Executive Officer	$443,400

Scott Longval Executive Vice President, Chief Operating Officer and Chief Financial Officer	$300,000

Michael P. Geraci Senior Vice President, Sales and Marketing	$272,800

Dennis L. Gonsior Senior Vice President, Global Operations	$255,300

Annual Cash Incentive Compensation.  In March 2012, the Compensation Committee adopted the Annual Incentive Plan for Executives and Key Employees, referred to as the Annual Incentive Plan.  The targets for the Annual Incentive Plan are adopted each by the Compensation Committee.

The 2017 Annual Incentive Plan consisted of two components.  The first component was financial, based on the Corporation’s net income from continuing operations, and was payable in cash. The second component was strategic, based on the achievement of specific 2017 strategic objectives, provided that a minimum financial target was met, and was payable in options to purchase IntriCon common stock.  In February 2017, the Compensation Committee established the targets and cash bonus amounts for 2017 under the Annual Incentive Plan.  In July 2017, the Compensation Committee established the 2017 strategic objectives and awarded a total of 81,000 stock options to the Named Executive Officers at an exercise price of $7.05 per share (the closing price of the common stock on July 26, 2017, the date when the strategic component was approved and the options were granted). In March 2018, the Compensation Committee determined that the financial component target for 2017 had been achieved at the 86% level and approved a total payout under the 2017 Annual Incentive Plan of $377,208, of which a total of $56,844 was paid to the Named Executive Officers.  Also, in March 2018, the Compensation Committee determined to what extent the strategic component objectives for 2017 had been achieved and approved the vesting of a total of 51,750 stock options to the Named Executive Officers.

The 2018 Annual Incentive Plan consisted of two components.  The first component was financial, with one portion based on the Corporation’s revenues and the other portion based on the Corporation’s earnings before income taxes, depreciation and amortization (“EBITDA”). The second component was strategic, based on the achievement of specific strategic objectives in 2018.  Both components were dependent on certain minimum EBITDA targets being met and were payable in cash.  In May 2018, the Compensation Committee established the targets and cash bonus amounts for 2018 under the Annual Incentive Plan and discussed the strategic objectives.  The Compensation Committee approved the strategic objectives in September 2018.  In March 2019, the Compensation Committee determined that the revenue target and EBITDA target had been achieved at the 100% and 100% levels, respectively, and also determined the extent to which the strategic targets had been met.  The Committee approved an estimated total payout under the 2018 Annual Incentive Plan of $1,258,000, of which a total of $542,000 was paid to the Named Executive Officers.

The 2019 Annual Incentive Plan consisted of two components.  The first component was financial, with one portion based on the Corporation’s revenues and the other portion based on the Corporation’s EBITDA. The second component was strategic, based on the achievement of specific strategic objectives in 2019.  Both components were dependent on certain minimum EBITDA targets being met and were payable in cash.  In February 2020, the Compensation Committee determined that the financial target had not been met under the 2019 Annual Incentive Plan and, accordingly, no cash bonuses were paid for 2019.

As of the date of this Proxy Statement, the Compensation Committee had not established the targets and bonus amounts for 2020 under the Annual Incentive Plan, but it is anticipated that the terms will be substantially similar to the 2019 Annual Incentive Plan.

Long-Term Incentive Compensation in the Form of Stock Option Awards and Restricted Stock Units.  The Compensation Committee generally makes awards on an annual basis but also makes awards in connection with new hires and promotions.  Awards are made under the Corporation’s 2015 Equity Incentive Plan.

In January 2017, the Compensation Committee awarded stock options to the Corporation’s executive officers to purchase shares of common stock at an exercise price of $6.90 per share.  Mr. Gorder was awarded options to purchase 20,000 shares of common stock and each of the other Named Executive Officers was awarded options to purchase 12,000 shares of common stock.

In January 2018, the Compensation Committee awarded restricted stock units (“RSUs”) to the Corporation’s executive officers for shares of common stock, which will vest in equal installments over a period of three years.  Mr. Gorder was awarded 12,000 RSUs and each of the other Named Executive Officers was awarded 7,500 RSUs.

In May 2020, the Compensation Committee awarded RSUs to the Corporation’s executive officers for shares of common stock, which will vest in equal installments over a period of three years.  Mr. Gorder was awarded 8,696 RSUs and each of the other Named Executive Officers was awarded 5,978 RSUs.

In February 2020, the Compensation Committee awarded RSUs to the Corporation’s executive officers for shares of common stock, which will vest in equal installments over a period of three years.  Mr. Gorder was awarded 7,582 RSUs, Mr. Longval was awarded 5,701 RSUs and each of the other Named Executive Officers was awarded 5,245 RSUs.

Employment Agreements and Change in Control Arrangements

We have entered into employment agreements with Mark S. Gorder, our President and Chief Executive Officer, and the other Named Executive Officers.

The employment agreement with Mr. Gorder was based on his prior employment agreement and incorporated the provisions of the change in control agreement that was then in effect.  The employment agreements with the other executive officers also contain a similar change in control provision.  Among other things, each employment agreement provides for a fixed employment term, subject to annual renewals, the executive’s base salary and the executive’s right to participate in our bonus plans, equity plans and other employee benefits.  In addition, in the event that (i) there occurs a “change in control” (as defined in the agreements) or sale of our assets accounting for 90% of more of our sales and (ii) the executive’s employment is involuntarily terminated within one year afterwards, the executive will be entitled to payment of his base salary for one year (two years for Mr. Gorder) in a lump sum and continuation of his medical benefits for a period of one year.

The change in control provisions that we use contain a “double trigger” requirement, meaning that for an executive to receive a payment under the change of control provision, there must be both a change of control, as defined in the applicable agreement, and an involuntary termination of the executive’s employment.  The double trigger requirement was chosen to prevent us from having to pay substantial payments in connection with a change in control where an executive had not suffered any adverse employment consequences.  However, all stock options will vest and become immediately exercisable upon a change of control, regardless of whether the executive is involuntarily terminated.

We believe that employment agreements and change in control protections are important to attract and retain talented executive officers and to protect our executive officers from a termination or significant change in responsibilities arising after a change in control.  For more information, see “—Employment Agreements” and “—Potential Payments Upon Termination of Employment or Change in Control.”

Accounting and Tax Considerations

The Compensation Committee considers making awards using stock options, RSUs and other types of awards permitted under the 2015 Equity Incentive Plan in light of FASB ASC Topic 718 - Stock Compensation.  This accounting standard requires us to record as compensation expense the grant date fair value of a stock option or RSU over the life of the award.  The Compensation Committee considers the compensation expense of option and RSU grants when making awards; however, given that, traditionally, the Compensation Committee has not made large grants of option and RSU awards to our executive officers and employees, we do not expect that the compensation expense associated with option grants and RSU grants will have a material adverse effect on our reported earnings.

Generally, Section 162(m) of the Internal Revenue Code of 1986, referred to as the “Internal Revenue Code,” and the Internal Revenue Service, referred to as the “IRS,” regulations adopted under that section, which are referred to collectively as “Section 162(m),” deny a deduction to any publicly held corporation, such as the Corporation, for certain compensation exceeding $1,000,000 paid during each calendar year to each of the chief executive officer and the three other highest paid executive officers whose compensation must be reported to shareholders in the proxy statement.  However, before the effective date of the 2017 tax reform legislation, amounts in excess of $1,000,000 were deductible if they qualify as “performance-based compensation.” With respect to stock awards made before the 2017 tax reform legislation, the Committee endeavored to structure the executive compensation program so that each executive’s compensation generally would be fully deductible.

The 2017 tax reform legislation removed the “performance-based compensation” exception from Section 162(m). Accordingly, awards made after November 2, 2017 generally are not eligible for the “performance-based compensation” exception and will not be deductible to the extent that they cause the compensation of the affected executive officers to exceed $1,000,000 in any year. Awards that were made and subject to binding written contracts in effect on November 2, 2017, are “grandfathered” under prior law and can still qualify as deductible “performance-based compensation,” even if paid in future years.

We do not believe that Section 162(m) will have a material adverse effect on us in 2020.

Summary Compensation Table

The following table summarizes compensation earned during 2019, 2018 and 2017 by our chief executive officer, chief financial officer and each of our other executive officers.  We refer to these individuals throughout this proxy statement as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
Mark S. Gorder President and Chief Executive Officer (principal executive officer)	2019	443,400	200,008	—	—	32,574	675,982
	2018	430,500	243,000	—	223,393	40,975	937,868
	2017	418,000	—	166,540	22,468	38,712	645,720

Scott Longval Executive Vice President, Chief Operating Officer and Chief Financial Officer (principal financial officer)	2019	300,000	137,494	—	—	2,300	439,794
	2018	256,500	151,875	—	109,661	1,960	519,996
	2017	249,000	—	97,440	11,828	1,360	359,628

Michael P. Geraci Senior Vice President, Sales and Marketing	2019	272,800	137,494	—	—	6,845	417,139
	2018	252,600	151,875	—	107,993	6,605	519,073
	2017	245,200	—	97,440	11,647	4,320	358,607

Dennis L. Gonsior Senior Vice President, Global Operations	2019	255,300	137,494	—	—	5,973	398,767
	2018	236,400	151,875	—	101,069	5,793	495,137
	2017	229,500	—	97,440	10,901	3,746	341,587

(1)

Stock awards issued in 2019 consisted of RSUs. The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of RSU awards granted during 2019, computed in accordance with FASB Codification Topic 718. We calculated the estimated fair value of RSU awards using the closing price per share of our common stock on the grant date.  For a discussion of valuation assumptions, see Note 16 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2019.  We did not grant any stock awards to our executive officers in 2017.

(2)	We did not grant any stock option awards during 2019 and 2018.

(3)

Represents amounts paid under the Annual Incentive Plan for services rendered in 2018 and 2017.  No amounts were payable under the Annual Incentive Plan for 2019 because the plan financial target was not reached.

(4)

Consists of payment of premiums for group term life insurance maintained for such executives and disability policies maintained for certain executives.  In the case of Mr. Gorder, such amount also includes payment of country club membership dues and payment for his automobile lease and related expenses.

Employment Agreements

We have entered into employment agreements with Mark S. Gorder, our President and Chief Executive Officer, and our executive officers.

The employment agreements contain the following material terms:

●

a current employment term expiring on April 30, 2021, subject to automatic renewal for additional one year terms unless either party gives notice of non-renewal at least sixty (60) days prior to the end of the then current employment term; and

●	a base salary as determined by the Board of Directors or the Compensation Committee, but in no event less than their base salaries in effect at the time of the agreement.

For a discussion of the provisions relating to the termination of the employment of the executive officer under certain circumstances, see “—Potential Payments Upon Termination of Employment or Change in Control.”

Annual Incentive Plan

In March 2012, the Compensation Committee adopted the Annual Incentive Plan for Executives and Key Employees, referred to as the Annual Incentive Plan.  Under the Annual Incentive Plan, our executive officers and key employees are eligible to receive incentive compensation based on (i) the Corporation achieving a designated level of financial results, referred to as the “plan target,” for a designated calendar year, referred to as a “plan year,” and (ii) if applicable, achievement of designated strategic objectives.   The plan targets and strategic objectives, if any, will be determined each year by the Compensation Committee.  A participant will receive incentive compensation only if the minimum plan target is achieved.

In March 2018, the Compensation Committee determined that the financial component target for 2017 had been achieved at the 86% level and approved a total payout under the 2017 Annual Incentive Plan of $377,208, of which a total of $56,844 was paid to the Named Executive Officers.  Also, in March 2018, the Compensation Committee determined to what extent the strategic component objectives for 2017 had been achieved and approved the vesting of a total of 51,750 stock options to the Named Executive Officers as follows:  Mr. Gorder – 15,750 options, Mr. Longval – 12,000 options, Mr. Geraci – 12,000 options and Mr. Gonsior  - 12,000 options.

In March 2019, the Compensation Committee determined that the revenue target and EBITDA target for 2018 had been achieved at the 100% and 100% levels, respectively, and also determined the extent to which the strategic targets had been met.  The Committee approved an estimated total payout under the 2018 Annual Incentive Plan of $1,258,000, of which a total of $635,000 was paid to the Named Executive Officers.

In February 2020, the Compensation Committee determined that the plan financial target had not been met under the 2019 Annual Incentive Plan and, accordingly, no cash bonuses were paid for 2019.

As of the date of this Proxy Statement, the Compensation Committee had not established the targets and bonus amounts for 2020 under the Annual Incentive Plan, but it is anticipated that the terms will be substantially similar to the 2019 Annual Incentive Plan.

Equity Plans

The following descriptions summarize our equity plans pursuant to which eligible employees, including the Named Executive Officers, and directors receive equity based awards.  Our 2015 Equity Incentive Plan replaced our 2006 Equity Incentive Plan (described below).  No additional grants may be made under the 2006 Equity Incentive Plan.  Outstanding grants under the 2006 Equity Incentive Plan continue to be governed by their terms and the terms of the 2006 Equity Incentive Plan.

In February 2014, the Board approved amendments to the 2006 Equity Incentive Plan and prior plans to permit “cashless” exercises for all stock options issued under such plans, regardless of whether the form of option agreement or award contains such a provision.

In February 2015, the Board approved amendments to the 2006 Equity Incentive Plan and prior plans to provide that outstanding options under such plans will vest and become fully exercisable, and will be exercisable for the balance of the original term of the option, in the event of the termination of the participant from the Corporation due to death, disability or retirement, regardless of any contrary provision in the form of option agreement.

2015 Equity Incentive Plan

Shareholders approved the 2015 Equity Incentive Plan in April 2015.  The 2015 Equity Incentive Plan permits grants of incentive stock options, options not intended to qualify as incentive stock options, stock appreciation rights, restricted and unrestricted stock awards, restricted stock units, deferred stock units, performance awards, supplemental cash awards and combinations of the foregoing.

The 2015 Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the type of awards to be granted under the 2015 Equity Incentive Plan; selects award recipients and determines the extent of their participation; determines the method or formula for establishing the fair market value of the shares of common stock for various purposes under the 2015 Equity Incentive Plan; and establishes all other terms, conditions, restrictions and limitations applicable to awards and the shares of common stock issued pursuant to awards, including, but not limited to, those relating to a participant’s retirement, death, disability, leave of absence or termination of employment. The Compensation Committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, waive any conditions or restrictions imposed with respect to awards or the shares of common stock issued pursuant to awards and make any and all other interpretations and determinations which it deems necessary with respect to the administration of the 2015 Equity Incentive Plan, other than a reduction of the exercise price of an option after the grant date and subject to the provisions of Section 162(m) of the Internal Revenue Code with respect to “covered employees,” as defined in Section 162(m) of the Internal Revenue Code, except that the Committee may not, without the consent of the holder of an award or unless specifically authorized by the terms of the plan or an award, take any action with respect to such award if such action would adversely affect the rights of such holder.

The maximum total number of shares for which awards may be granted under the 2015 Equity Incentive Plan is 500,214 shares of common stock, subject to appropriate adjustment in a manner determined by the Board of Directors to reflect changes in the Corporation’s capitalization; however, such authorized share reserve will be increased from time to time by a number of shares equal to the number of shares of common stock that are issuable pursuant to grants outstanding under the 2006 Equity Incentive Plan that, but for the termination and/or suspension of the 2006 Equity Incentive Plan and such other plans, would otherwise have reverted to the share reserve of the 2006 Equity Incentive Plan pursuant to the terms thereof as a result of the expiration, termination, cancellation, forfeiture, net exercise, tax withholding or repurchase of such options.

As of February 24, 2020:

●	options to purchase 374,359 shares of common stock were outstanding under the 2015 Equity Incentive Plan;

●	RSUs for 95,262 shares of common stock were outstanding under the 2015 Equity Incentive Plan;

●

197,677 shares of common stock were available for new awards under the 2015 Equity Incentive Plan, which includes shares previously surrendered for net exercises under the 2006 Equity Incentive Plan; and

●

options to purchase 356,616 shares of common stock were outstanding under the 2006 Equity Incentive Plan, which shares will become available for new awards under the 2015 Equity Incentive Plan in the event of the expiration, termination, cancellation,  forfeiture, net exercise, tax withholding or repurchase of such awards.

The maximum number of shares of common stock for which stock options may be granted to any person in any fiscal year and the maximum number shares of common stock subject to SARs granted to any person in any fiscal year each is 50,000.  The maximum number of shares of common stock subject to other Awards granted to any person in any fiscal year is 50,000 shares.

2006 Equity Incentive Plan

Shareholders approved the 2006 Equity Incentive Plan in April 2006 and, in April 2010 and May 2012, approved amendments to the 2006 Equity Incentive Plan to, among other things, increase the number of shares of common stock authorized for issuance under that plan.  The 2006 Equity Incentive Plan was replaced by the 2015 Equity Incentive Plan in April 2015 and no new awards will be made under the 2006 Equity Incentive Plan.  The 2006 Equity Incentive Plan permitted the same types of equity awards as are permitted under the 2015 Equity Incentive Plan.  Awards outstanding under the 2006 Equity Incentive Plan will continue to be administered by the Compensation Committee of the Board of Directors and governed by the terms of such Plan and the awards.  As noted above, as of February 24, 2020, options to purchase 356,616 shares of common stock were outstanding under the 2006 Equity Incentive Plan, which shares will become available for new awards under the 2015 Equity Incentive Plan in the event of the expiration, termination, cancellation, forfeiture, net exercise, tax withholding or repurchase of such awards.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes stock option and RSU awards held by our Named Executive Officers as of December 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)
Mark S. Gorder,
President and Chief	25,000			4.53	4/27/2021
Executive Officer	25,000			6.26	1/2/2022
(principal executive	25,000			4.05	1/5/2023
officer)	12,500			3.85	1/2/2024
	20,000			6.87	1/1/2025
	20,000			7.58	1/3/2026
	13,333	6,667	(1)	6.90	1/2/2027
	10,500	5,250	(2)	7.05	7/25/2027
						8,000	(3)	144,000	(5)
						8,696	(4)	156,528	(5)

Scott Longval,	15,000			6.26	1/2/2022
Executive Vice President,	12,000			6.87	1/1/2025
Chief Operating Officer	12,000			7.58	1/3/2026
and Chief Financial	8,000	4,000	(1)	6.90	1/2/2027
Officer (principal financial	8,000	4,000	(2)	7.05	7/25/2027
officer)						5,000	(3)	90,000	(5)
						5,978	(4)	107,604	(5)

Michael P. Geraci,	15,000			4.53	4/27/2021
Senior Vice President,	15,000			6.26	1/2/2022
Sales and Marketing	10,000			4.05	1/5/2023
	4,000			7.58	1/3/2026
	4,000	4,000	(2)	6.90	1/2/2027
	8,000	4,000	(3)	7.05	7/25/2027	5,000	(3)	90,000	(5)
						5,978	(4)	107,604	(5)

Dennis L. Gonsior,	15,000			6.26	1/2/2022
Senior Vice President,	12,000			6.87	1/1/2025
Global Operations	12,000			7.58	1/3/2026
	8,000	4,000	(1)	6.90	1/2/2027
	8,000	4,000	(2)	7.05	7/25/2027
						5,000	(3)	90,000	(5)
						5,978	(4)	107,604	(5)

(1)	The unvested balance of this option vests on January 2, 2020.
(2)	The unvested balance of this option vests on July 26, 2020.
(3)	The unvested balance of this RSU vests in two equal installments on each of January 5, 2020 and 2021.
(4)	The unvested balance of this RSU vests in three equal installments on each of May 1, 2020, 2021 and 2022.
(5)	Calculated by multiplying the closing price per share of the Company’s common stock on December 31, 2019, $18.00, by the number of shares subject to the RSU.

Potential Payments Upon Termination of Employment or Change in Control

Our employment agreements with our Named Executive Officers provide the following material terms in the event of the termination of the employment of the executive under certain circumstances:

●

in the event of the termination of the executive’s employment without cause, we are required to pay the executive’s base salary and medical benefits for a severance period equal to one year (two years in the case of Mr. Gorder with respect to salary); provided that for any executive that has less than 12 years of continuous service with us, the severance period will be equal to 30 days for each year of continuous full-time employment, but in no event less than 90 days or more than one year. We are required to pay the present value of the base salary in a lump sum, using a discount rate of 6%;

●

in the event that (i) there occurs a change in control or sale of our assets accounting for 90% of more of our sales and (ii) the executive’s employment is involuntarily terminated within one year afterwards, we are required to pay the executive’s base salary for one year (two years for Mr. Gorder) in a lump sum and to continue medical benefits for a period of one year;

●

in the sole and absolute discretion of the Board of Directors, in the event that the executive is terminated without cause or there occurs a change of control followed by the executive’s involuntary termination, we may elect to pay executive a prorated amount of the bonus that executive would have been entitled to receive for the year in which he was terminated;

●

the immediate vesting of all stock options and equity awards held by the executive in the event of a change in control or in the event that the executive’s employment is terminated (i) by us for any reason other than cause or (ii) by the executive under circumstances that constitute an involuntary termination; and

●

a one year non-competition covenant (or, if longer, for so long as the period with respect to which executive is entitled to receive, or has received, payment of severance following a termination by us without cause or change of control) and covenants concerning confidentiality and inventions.

In the event that we give a notice of non-renewal of the term of the agreement to the executive and, within 12 months after the date of the non-renewal notice, the executive’s employment is terminated by us for any reason other than cause or the death or disability of executive, then the executive will be entitled to the severance benefits described above with respect to a termination without cause except that the severance period shall be reduced by the number of days between the date of the non-renewal notice and the termination of executive’s employment.

As defined in the employment agreements:

“Asset Sale” means the sale of our assets (including the stock or assets of our subsidiaries) to which 90% or more of our consolidated sales volume is attributable.

“Cause” means the following, provided that, in the case of circumstances described in the fourth through sixth clauses below, we must have first given written notice to executive, and executive must have failed to remedy the circumstances as determined in the sole discretion of the Board of Directors within 30 days after such notice:

●	fraud or dishonesty in connection with executive’s employment or theft, misappropriation or embezzlement of our funds;

●

conviction of any felony, crime involving fraud or knowing misrepresentation, or of any other crime (whether or not such felony or crime is connected with his employment) the effect of which in the judgment of the Board of Directors is likely to adversely affect us or our affiliates;

●	material breach of executive’s obligations under the employment agreement;

●	repeated and consistent failure of executive to be present at work during normal business hours unless the absence is because of a disability as defined in the agreement;

●	willful violation of any express direction or requirement established by the Board of Directors, as determined by a majority of Board of Directors;

●

insubordination, gross incompetence or misconduct in the performance of, or gross neglect of, executive’s duties under the employment agreement, as determined by a majority of the Board of Directors; or

●	use of alcohol or other drugs which interfere with the performance by executive of his duties, or use of any illegal drugs or narcotics.

“Change of control” of means an “asset sale” or a “change in majority stock ownership.”

“Change in majority stock ownership” means the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, referred to as the “Exchange Act”), including any affiliate or associate as defined in Rule 12b-2 under the Exchange Act of such person, or any group of persons acting in concert, other than us, any trustee or other fiduciary holding securities under an employee benefit plan of ours, or any corporation or other entity owned, directly or indirectly, by our shareholders in substantially the same proportion as their ownership of capital stock of us, of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of our then outstanding securities.

“Involuntarily terminated” means:

●	any termination of the employment of executive by us other than for cause, death or disability; or

●	any termination of employment of the executive by executive following:

o	a material diminution in the executive’s base compensation;

o	a material diminution in the executive’s authority, duties, or responsibilities;

o

a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, including a requirement that an executive report to a corporate officer or employee instead of reporting directly to the board of directors;

o	a material diminution in the budget over which the executive retains authority;

o	a material change in the geographic location at which the executive must perform the services; or

o	any other action or inaction that constitutes a material breach by us under the agreement.

Provided, however, that with respect to any termination by executive pursuant to the foregoing, executive shall have first provided notice to us of the existence of the condition proposed to be relied upon within 90 days of the initial existence of the condition, and shall have given us a period of 30 days during which we may remedy the condition and we shall have failed to do so during such period.

The change in control provisions that we use contain a “double trigger” requirement, meaning that for an executive to receive a payment under the change of control provision, there must be both a change of control, as defined in the applicable agreement, and an involuntary termination of the executive’s employment. The double trigger requirement was chosen to prevent us from having to pay substantial payments in connection with a change in control where an executive had not suffered any adverse employment consequences. However, all stock options will vest and become immediately exercisable upon a change of control, regardless of whether the executive is involuntarily terminated.

Disability Benefits for Certain Named Executive Officers. We provide all of our full-time salaried employees with short-term disability benefits for six months. We also maintain a disability insurance policy on behalf of certain members of our senior management, including our Named Executive Officers, which is in addition to the disability benefits that we maintain for our salaried employees. In the event that any of these executives became disabled, as provided in their respective policies, was unable to return to the performance of their duties after six months and was terminated as an employee effective as of December 31, 2019, they would be paid monthly benefits as follows: Mr. Gorder - $11,370 per month; Mr. Geraci - $6,450 per month; Mr. Gonsior - $5,860 per month; and Mr. Longval $4,252 per month.

Equity Plans.  Our Named Executive Officers hold unvested stock options and RSUs under our 2015 Equity Incentive Plan.

Under our 2015 Equity Incentive Plan, all unvested options and RSUs will automatically accelerate and become vested upon the death, disability, retirement of the holder or upon a change of control of us, as defined in that Plan. In addition, as described above, under their employment agreements, unvested options held by a Named Executive Officer will automatically accelerate and become vested upon the termination of employment by such executive under circumstances that constitute an involuntary termination.

Under the 2015 Equity Incentive Plan, options and RSUs held by an employee whose employment is terminated for cause, as defined in those plans, will terminate immediately. In addition, under the 2015 Equity Incentive Plan, the voluntary resignation of employment by an employee, other than for retirement as defined, will not result in the acceleration of unvested options or RSUs.

Certain Relationships and Related Party Transactions

Mr. Gorder, our president, chief executive officer and a director, was a general partner (with a one-third interest) of Arden Partners I, L.L.P., a Minnesota limited liability partnership, referred to as Arden, that owned and leased to us property under a lease entered into in 1991, which we use as a manufacturing facility. Under the lease, we paid Arden a base monthly rent plus real estate taxes and other charges. Arden sold the property to an unaffiliated third party on October 13, 2017.  In 2017, we paid Arden approximately $252,000 for rent, real estate taxes and other charges.  Mr. Gorder’s interest in such payments was approximately $84,000.

We use the law firm of Blank Rome LLP for legal services.  A partner of that firm is the son-in-law of the former Chairman of our Board of Directors, Mr. McKenna, who retired in May 2019.  The legal services are provided by other attorneys at that firm and not by the son-in-law.  In 2019 and 2018, we paid that firm approximately $271,000 and $498,000, respectively, for legal services and costs.  The interest of the son-in-law in such amounts is not determinable.

We used $25.850 million of the proceeds from our 2018 equity offering to repurchase 500,000 shares of common stock from our directors (other than Mr. Smith), our Named Executive Officers and certain other officers.  The price paid by the Company for each repurchased share was the same price per share that the Company received in the offering.

The foregoing transactions were approved by the disinterested members of the Audit Committee or Board pursuant to our written policy applicable to related party transactions.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in detail under the heading “Executive Compensation” beginning on page 19 of this Proxy Statement, our executive compensation program is designed to attract and retain talented and dedicated executive officers and to align a significant portion of their compensation with our business objectives and performance and the interests of our shareholders.  We believe that our program creates an environment of shared risk between our executive officers and our shareholders by including equity based awards and cash compensation based on financial performance as part of our executive compensation program.  We believe that our executive compensation program should focus management’s attention on achieving both annual performance targets and profitable growth over a longer time period.  The program is designed to reward management for the achievement of both short and long term strategic objectives as established by the Board of Directors.  Additional details about our executive compensation programs, including information about executive compensation for the fiscal year ended December 31, 2019, are described under the section entitled “Executive Compensation” which begins on page 19 of this Proxy Statement.

Securities laws require that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executives Officers as disclosed in this proxy statement at least once every three years, commonly known as a “say-on-pay” proposal.   In accordance with the shareholders’ advisory vote on the frequency of the say-on-pay vote that was held at the 2019 annual meeting of shareholders, the Board of Directors determined to hold the say-on-pay vote on executive compensation every year until another advisory vote on the frequency of the say-on-pay vote.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.  Accordingly, the following resolution is submitted for shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of IntriCon Corporation hereby APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed in the Proxy Statement for the 2020 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative discussion that accompany the compensation tables.”

This say-on-pay vote is advisory, and therefore not binding on the Corporation, the Compensation Committee or our Board of Directors. Our Board and our Compensation Committee value the opinion of our shareholders and to the extent there is any significant vote against the compensation of Named Executive Officers as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Proxies submitted without direction pursuant to this solicitation will be voted “for” approval of the compensation of our Named Executives Officers as disclosed in this proxy statement.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF auditor

The Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2019 was the firm of Baker Tilly Virchow Krause, LLP (previously known as Virchow, Krause & Company, LLP), referred to as “Baker Tilly.”  Baker Tilly was engaged as independent auditor beginning in August 2005.  Services provided to the Corporation and its subsidiaries by Baker Tilly in 2019 and 2018 are described below under “Independent Registered Public Accounting Firm.”

As discussed below, the Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP, referred to as “Deloitte”,  to serve as the independent registered public accounting firm for the year ending December 31, 2020.  Shareholders will be asked to ratify this appointment.  Although action by the shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of the appointment of the independent registered public accounting firm to provide a forum for shareholders to express their views with regard to the Audit Committee’s appointment.  If the shareholders do not ratify the appointment of Deloitte, the selection of independent registered public accounting firm may be reconsidered by the Audit Committee; provided however, the Audit Committee retains the right to continue to engage Deloitte.  Notwithstanding the ratification of Deloitte as the Corporation’s independent registered public accounting firm for the year ending December 31, 2020, the Audit Committee retains the right to replace Deloitte at any time without shareholder approval.

A representative of each of Baker Tilly and Deloitte is expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  Each representative will have the opportunity to make a statement if he or she so desires.

Change in Certifying Accountant.

The Corporation conducted a competitive process to determine the Corporation’s independent registered public accounting firm for the Corporation’s fiscal year ending December 31, 2020 and invited several independent registered public accounting firms to participate in this process, including the Corporation’s then current independent registered public accounting firm, Baker Tilly.

Following review of proposals from the independent registered public accounting firms that participated in the process, on January 21, 2020, the Audit Committee of the Board of Directors of the Corporation approved the selection of Deloitte as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2020, subject to the completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter, and determined to terminate the Corporation’s relationship with Baker Tilly as the Corporation’s independent registered public accounting firm.

Baker Tilly continued as the Corporation’s independent registered public accounting firm for the purpose of completing the audit of the Corporation’s financial statements for the year ended December 31, 2019 and was dismissed upon completion of such audit on March 16, 2020.

Baker Tilly’s reports on the Corporation’s consolidated financial statements as of and for the fiscal years ended December 31, 2018 and December 31, 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that: (i) Baker Tilly’s report on the Corporation’s consolidated financial statements as of and for the fiscal year ended December 31, 2018 included a paragraph stating: “As discussed in Notes

1 and 5 to the consolidated financial statements, the Corporation has changed its method of accounting for revenue for all periods presented due to the full retrospective adoption of FASB Accounting Standards Update No. 2014-09 (Topic 606), Revenue from Contracts with Customers, and related amendments.” and (ii) Baker Tilly’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2019 included a paragraph stating: “As discussed in Notes 1 and 12 to the consolidated financial statements, the Company has changed its method of accounting for operating leases as of January 1, 2019 due to the adoption of ASU 2016-02, Leases (Topic 842).”

During the fiscal years ended December 31, 2018 and December 31, 2019, and the subsequent interim periods through March 16, 2020, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Corporation and Baker Tilly on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Baker Tilly’s satisfaction, would have caused Baker Tilly to make reference thereto in its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Corporation requested Baker Tilly to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the above statements.  A copy of Baker Tilly’s letter, dated March 16, 2020, is filed as Exhibit 16.2 to the Corporation’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 16, 2020.

During the fiscal years ended December 31, 2018 and December 31, 2019 and the subsequent interim periods through January 21, 2020, neither the Corporation nor anyone on its behalf has consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s financial statements, and neither a written report nor oral advice was provided to the Corporation that Deloitte concluded was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any matter that was a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Independent Registered Public Accounting Fee Information

Fees for professional services provided by Baker Tilly, the Corporation’s independent auditor, for the fiscal years ended December 31, 2019 and 2018 in each of the following categories were:

Services Rendered (1)	2019	2018

Audit Fees	$388,435	$442,357
Audit-Related Fees	22,300	67,100
Tax Fees	—	—
All Other Fees	—	—

Total	$410,735	$509,457

(1)

The aggregate fees included in Audit Fees are fees billed for the fiscal years.  The aggregate fees included in each of the other categories are fees billed in the fiscal years.  Does not include: foreign statutory audit fees of $21,936 and $20,898 for 2019 and 2018 and foreign tax fees of $5,944 in 2019 and $5,864 in 2018, respectively by Baker Tilly TFW, LLC, a firm that is also an independent member firm of Baker Tilly International, for audits of the Corporation’s foreign subsidiaries.

Audit Fees.  The audit fees for 2019 and 2018 include fees for professional services rendered for the audit of the Corporation’s annual financial statements included in the Corporation’s Form 10-K Reports, the review of the financial statements included in the Corporation’s Form 10-Q Reports, and professional services rendered for a required review of the Corporation’s other SEC filings.

Audit-Related Fees.  The audit-related fees for 2019 and 2018 include fees for audits of the Corporation’s employee benefit plan and in 2018 included fees for the Corporation’s equity offering.

All Other Fees.  There were no other fees billed for 2019 and 2018.

Tax Fees.  We did not use Baker Tilly for domestic tax services in 2019 or 2018.

Auditor Independence

The Audit Committee has considered the nature of the above-listed services provided by Baker Tilly and determined that the provisions of the services are compatible with Baker Tilly maintaining its independence.

Pre-Approval Policy

The Audit Committee has established pre-approval policies and procedures pursuant to which the Audit Committee pre-approved the foregoing audit and permissible non-audit services provided by Baker Tilly in 2019.

Audit Committee Report

The Audit Committee has prepared the following report on its activities with respect to the Corporation’s audited consolidated financial statements for the year ended December 31, 2019, which are referred to herein as the Corporation’s audited consolidated financial statements:

●	The Audit Committee has reviewed and discussed the audited consolidated financial statements with management.

●

The Audit Committee has discussed with Baker Tilly, the Corporation’s independent auditors, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as issued by the Public Company Accounting Oversight Board.

●

The Audit Committee has received the written disclosures and the letter from Baker Tilly required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committees concerning independence, and has discussed with Baker Tilly their independence.

●

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.

The Audit Committee:
Nicholas A. Giordano, Chairman	Robert N. Masucci
Raymond O. Huggenberger	Philip I. Smith

The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of Deloitte as the Corporation’s independent registered public accounting firm for 2020.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s executive officers and directors and persons who own more than ten percent of a registered class of the Corporation’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Corporation with copies of these reports.

Based on the Corporation’s review of the copies of these reports received by it and written representations, if any, received from reporting persons with respect to the filing of reports of Forms 3, 4 and 5, the Corporation believes that all filings required to be made by the reporting persons for fiscal year 2019 were made on a timely basis, except that Mr. Giordano did not timely file a report on Form 5 in 2019 with respect to two stock gifts made in 2018.

Shareholder Proposals for 2021 Annual Meeting

Under the Corporation’s bylaws, shareholder proposals with respect to the 2021 Annual Meeting of Shareholders, including nominations for directors, which have not been previously approved by the Board of Directors, must be submitted to the Secretary of the Corporation no later than November 16, 2020.  Any such proposals must be in writing and sent either by personal delivery, nationally recognized express mail or United States mail, postage prepaid to Corporate Secretary, IntriCon Corporation, 1260 Red Fox Road, Arden Hills, Minnesota 55112.  Each nomination or proposal must include the information required by the bylaws.  All late or nonconforming nominations and proposals may be rejected by the officer presiding at the meeting.

Shareholder proposals for the 2021 Annual Meeting of Shareholders must be submitted to the Corporation by November 16, 2020 to receive consideration for inclusion in the Corporation’s Proxy Statement relating to the 2021 Annual Meeting of Shareholders.  Any such proposal must also comply with SEC proxy rules, including SEC Rule 14a-8, and any applicable requirements set forth in the bylaws.

In addition, shareholders are notified that the deadline for providing the Corporation timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Corporation’s 2021 Annual Meeting of Shareholders is November 16, 2020.  As to all such matters which the Corporation does not have notice on or prior November 16, 2020, discretionary authority shall be granted to the persons designated in the Corporation’s Proxy related to the 2021 Annual Meeting of shareholders to vote on such proposal.

Annual Report to Shareholders

A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC is being provided to each shareholder with this Proxy Statement.

The Corporation files reports and other information with the Securities and Exchange Commission, referred to as the “SEC.”  Copies of these documents may be obtained at the SEC’s public reference room in Washington, D.C.  The Corporation’s SEC filings are also available on the SEC’s web site at http://www.sec.gov.

EACH SHAREHOLDER CAN OBTAIN A COPY OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES FOR THE YEAR ENDED DECEMBER 31, 2019 AS FILED WITH THE SEC, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO: INTRICON CORPORATION, 1260 RED FOX ROAD, ARDEN HILLS, MINNESOTA 55112 ATTN: SCOTT LONGVAL.

HOUSEHOLDING

In order to reduce printing costs and postage fees, the Corporation has adopted the process called “householding” for mailing its annual report and proxy statement to “street name holders,” which refers to shareholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of the Corporation’s annual report and proxy statement, unless the Corporation receives contrary instructions from a street name holder at that address. The Corporation will continue to mail a proxy card to each shareholder of record who requests it.

The Corporation will promptly deliver separate copies of the Corporation’s proxy statement and annual report upon written or oral request. If you prefer to receive multiple copies of the Corporation’s proxy statement and annual report at the same address, you may obtain additional copies by writing to IntriCon Corporation, Attention: Scott Longval, Executive Vice President, Chief Operating Officer and Chief Financial Officer, 1260 Red Fox Road, Arden Hills, Minnesota 55112 or by calling Mr. Longval at (651) 604-9526.  Eligible shareholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting the Corporation in the same manner.

Other Matters

The Corporation is not presently aware of any matters (other than procedural matters) that will be brought before the Meeting which are not reflected in the attached Notice of the Meeting.  The accompanying proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Corporation did not receive notice by November 15, 2019 were to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting.  In connection with such matters, the persons named in the accompanying proxy will vote in accordance with their best judgment.

Scott Longval
Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

INTRICON CORPORATION C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC P.O. BOX 1342 BRENTWOOD, NY 11717	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 27, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 27, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it (for receipt by the day before the Annual Meeting) in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E95140-P31825	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

INTRICON CORPORATION				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:				All	All	Except

1.	Election of Directors			☐	☐	☐

Nominees:

	01)	Robert N. Masucci
	02)	Philip I. Smith

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

2.	An advisory vote to approve executive compensation, as described in the Proxy Statement, referred to as "say-on-pay."							☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

3.	To ratify the appointment of Deloitte & Touche LLP as IntriCon Corporation's independent registered public accounting firm for fiscal year 2020.							☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

If the Annual Meeting of Shareholders is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned Annual Meeting, although constituting less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. If the Annual Meeting of Shareholders is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any other matter set forth above.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

E95141-P31825

INTRICON CORPORATION
ARDEN HILLS, MINNESOTA 55112

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints SCOTT LONGVAL and MICHAEL GERACI, and each of them, with full power of substitution, as proxies and hereby authorizes them to represent and to vote all the Common Stock of IntriCon Corporation held of record by the undersigned on February 24, 2020, at the annual meeting of shareholders to be held on April 28, 2020, or any postponement or adjournment thereof.

All proxy agents present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. Discretionary authority is conferred by this proxy with respect to certain matters, as described in IntriCon Corporation's Proxy Statement.

The shares represented by this proxy, duly executed, will be voted as instructed on the reverse side. If instructions are not given, they will be voted: (1) for the election of the director nominees listed on the reverse side; (2) for the approval of the Corporation's executive compensation as described in the proxy statement; and (3) for the ratification of the appointment of Deloitte & Touche LLP as the Corporation's independent registered public accounting firm for the fiscal year 2020. With respect to such other business that may properly come before the annual meeting and any adjournments or postponements thereof, said proxies are authorized to vote in accordance with his or her best judgment.

By signing this proxy, you hereby acknowledge receipt of the 2019 Annual Report to Shareholders, Notice of the Corporation's 2020 Annual Meeting of Shareholders and the Corporation's Proxy Statement.

Continued and to be signed on reverse side